CONFIDENTIAL TREATMENT REQUESTED

     Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The Securities and Exchange Commission.


                           SITE DEVELOPMENT AGREEMENT


     THIS SITE DEVELOPMENT AGREEMENT ("Agreement"), dated as of the 17th day of August, 1999 ("Effective Date"), is made by and between Horizon Personal Communications, Inc. ("Horizon") and SBA Towers, Inc., a Florida corporation ("SBA").

     WHEREAS, Horizon Telecom, Inc., Horizon and SBA have entered into an Asset Purchase Agreement ("APA") whereby SBA will purchase certain telecommunications tower sites from Horizon, and Horizon and SBA have entered into or have agreed to enter into a Master Site Agreement ("MSA"), and a Master Design Build Agreement ("BTS Agreement") whereby SBA will construct additional telecommunications tower sites to Horizon's specifications, and Horizon shall lease space on such towers from SBA; and

     WHEREAS, Horizon controls certain affiliated companies and/or makes managerial decisions for certain affiliated companies, including Bright PCS, LLC, regarding the construction of future telecommunications tower sites and has agreed on behalf of certain of such affiliates to enter into a build-to-suit agreement ("Affiliate BTS Agreement") and a lease-back agreement with SBA on behalf of such affiliates on substantially the same terms and conditions as the BTS Agreement and the Master Site Agreement; and

     WHEREAS, as a material inducement to Horizon to enter into the Asset Purchase Agreement, Master Site Agreement and BTS Agreement SBA has agreed to pay certain development fees to Horizon for certain telecommunications tower sites which SBA constructs on behalf of Horizon or its affiliates.

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereby agree as follows:

     1. DEFINITION OF REGIONS. As used herein, "Region 1" shall mean BTA's 23, 39, 73, 78, 80, 126, 143, 155, 197, 233, 255, 280, 294, 342, 359, 424, and 487,
and any counties which are adjacent to these BTAs. As used herein, "Region 2" shall mean BTA 229.

     2. TERM. This agreement shall commence upon the effective date of the BTS Agreement and shall continue in fall force and effect until the expiration or earlier termination of the BTS Agreement or the Affiliate BTS Agreement(s), whichever occurs later.

     3. DEVELOPMENT FEES. As consideration for Horizon's services relating to providing build-to-suit opportunities, SBA shall, within ten (10) days of the SLA Commencement Date (as that term is defined in the MSA) for each BTS Site constructed by SBA under the BTS Agreement or any of the Affiliate Agreements,


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
                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

pay to Horizon at the address set forth in paragraph 5 below, the sum of [***] for the applicable Site in Region 1, the sum of [***] for the first [***] Sites constructed in Region 2 in the aggregate under the BTS Agreement and the Affiliate BTS Agreement(s), and the sum of [***] for each Site in Region 2 beyond the initial [***] ("Development Fee"). In the event that the Development Fee for a Site is not paid within ten (10) days of the SLA Commencement Date for that Site, Horizon shall be entitled to offset such amount against the Rent payable under the MSA and related SLAs.

     4. PUBLICITY. Neither party shall make news releases or issue other advertising pertaining to the Services or this Agreement without prior written approval of the other party; provided, however, that both parties agree to either approve or deny such news release or advertising within two (2) business days of the request for approval from the other party. In the event that such news release or advertising is neither approved nor denied within two (2) business days, it shall be deemed approved.

     5. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly delivered and effective upon receipt if personally delivered, or on receipt if mailed by prepaid overnight express service, addressed to the following (or other addresses as the parties hereto may designate):

     If to Horizon, to:                        If to SBA, to:

     Horizon Personal Communications, Inc.     SBA
     68 East Main Street                       SBA Towers, Inc.
     P.O. Box 480                              One Town Center Road, 34 Floor
     Chillicothe, Ohio 45601-0480              Boca Raton, FL 33462
     Attn: Vice President Technology           Attn: General Counsel

     6. BINDING EFFECT. The Agreement shall be binding upon and enforceable by, and inure to the benefit of, successors, assigns, and transferees of the parties.

     7. FURTHER ASSURANCES. The parties shall execute and deliver such further instruments and perform such further acts as may reasonably be required to carry out the intent and purposes of this Agreement.

     8. CHOICE OF LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding the conflict of law provisions thereof.

     9. WAIVER. The failure of either party to insist upon strict performance of any obligation hereunder, irrespective of the length of time for which such failure continue, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

     10. HEADINGS. All section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

     11. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

     12.   COUNTERPARTS.   This  Agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

     13.  CONSTRUCTION  OF  AGREEMENT.   This  Agreement  shall  be  interpreted
according to its plain meeting and shall not be strictly construed against either party.

     14.  CONFIDENTIAL INFORMATION.

          (a) Use of Confidential Information. In order to permit the parties to perform their respective obligations under this Agreement, each party may, from time to time, disclose to the other confidential or proprietary information. Such confidential or proprietary information and the terms of this Agreement shall constitute "Confidential Information". Each party shall use all Confidential Information solely for the purpose of performing its obligations under this Agreement. Neither party shall disclose to any other person, other than employees or agents of the party who agree, in writing, to be bound by an equivalent undertaking, any Confidential Information. SBA agrees not to disclose any of Horizon's Confidential Information or any information pertaining to the Sites to a competitor of Horizon. Horizon agrees not to disclose any of SBA's Confidential Information or any information pertaining to the Sites to a competitor of SBA.

          (b) Exceptions. The aforementioned restrictions shall apply to all Confidential Information with the exception of the following:

                    (i) Confidential Information which is made public by either party while performing under this Agreement or which otherwise is or hereafter becomes part of the public domain through no wrongful act, fault, or negligence on the part of the other party;

                    (ii) Confidential Information which a party can reasonably demonstrate is already in such party's possession and not subject to an existing agreement of confidentiality;

                    (iii) Confidential Information which is received from a third party without restriction and without breach of an agreement with Horizon or SBA;

                    (iv)   Confidential   Information   which  is  independently
          developed by a party as evidenced by its records; or

                    (v) Confidential Information which either party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof; provided that, to the extent that it may lawfully do so, the disclosing party shall provide the affected party with immediate written notice of the nature of the required disclosure and shall, where appropriate, provide that party with the opportunity to interpose an objection or obtain a protective order restricting the use and disclosure of the Confidential Information; or

                    (vi) in defense of a legal action or otherwise required by a governmental agency or applicable law.

     15. ENTIRE AGREEMENT. This Agreement, the APA, the MSA, and the BTS Agreement contain the entire understanding between and among the parties and supersede any prior understandings and agreements among them respecting the subject matter of this Agreement.

     16. CONDITIONS PRECEDENT. SBA shall have the right to terminate this Agreement if the following conditions have not been satisfied prior to the Closing (as that term is defined in the APA): 1) a BTS Agreement in form substantially similar to this Agreement has been entered into between Bright PCS, LLC and SBA; and 2) this Agreement has been approved by the Board of Directors of SBA. In the event that SBA fails to obtain approval of this Agreement by its Board of Directors on or before September 1, 1999, this Agreement shall terminate and SBA shall pay to Horizon the sum of Fifty Thousand and No/100 Dollars ($50,000.00).

     IN WITNESS WHEREOF, SBA and Horizon have duly executed and delivered this Agreement. The party last executing this Agreement shall insert the date of such execution on the first page hereof, which date shall be the Date of this Agreement.

                                     SBA:

                                     SBA TOWERS, INC.

                                     By:________________________________

                                     Title:_____________________________

                                     Attest:____________________________


                                               (CORPORATE SEAL]

                                     HORIZON:

                                     HORIZON PERSONAL COMMUNICATIONS, INC.

                                     By:_________________________________

                                     Title:______________________________